UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WPCS INTERNATIONAL INCORPORATED

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On July 29, 2014, WPCS International Incorporated, in connection with a Special Meeting of Stockholders held on July 25, 2014 and adjourned to August 15, 2014, issued a press release. A copy of the press release is set forth below.

WPCS Announces Adjournment of Special Meeting and Rescheduling of Special Meeting to August 15, 2014

EXTON, PA - (Marketwired – July 29, 2014) - WPCS International Incorporated (NASDAQ: WPCS), which specializes in contracting services for communications infrastructure and the development of a digital currency trading platform, today announced that its special meeting of stockholders scheduled for, and convened on July 25,2014, was adjourned due to the lack of a requisite quorum. To date, the Company has received approximately 47% of the requisite vote. Only stockholders of record on the record date of May 28, 2014 are entitled to, and are being requested to, vote. The date of the special meeting has been rescheduled for August 15, 2014.

Sebastian Giordano, Interim Chief Executive Officer, commented, “Almost 94% of the shareholder votes received thus far are in favor of the proposal, but we still require 50.1% of the total shares to vote for a quorum. Every vote is important for the future of WPCS. As we have reiterated before, we are asking and strongly suggest shareholders to vote "FOR" the proposals. Amongst other strategic company initiatives, we anticipate closing on the sale of our Seattle Operations in August 2014.”

The special meeting will take place on August 15, 2014 at 10:00 a.m. (Eastern Daylight Time) at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32nd Floor, New York, NY 10006 to allow additional time for the stockholders to vote on the proposals set forth in the Company’s proxy statement filed with the SEC, which is available at http://www.sec.gov/Archives/edgar/data/1086745/000114420414025401/v376074_def14a.htm.

The Company encourages all stockholders who have not yet voted to do so before August 14, 2014 at 11:59 p.m. (Eastern Daylight Time). Stockholders should follow the instructions printed on their proxy card in order to vote. If you need any assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

No changes have been made in the proposals to be voted on by stockholders at the special meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

About WPCS International Incorporated

WPCS operates in two business segments including: (1) providing communications infrastructure contracting services to the public services, healthcare, energy and corporate enterprise markets worldwide; and (2) developing a Bitcoin trading platform. For more information, please visit www.wpcs.com and www.btxtrader.com.

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The company’s actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.

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Valter Pinto

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